                                 SCHEDULE 14A
                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            TRANS-INDUSTRIES, INC
- -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)



- -------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

    (5) Total fee paid:

- --------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- --------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

    (3) Filing party:

- --------------------------------------------------------------------------------

    (4) Date filed:

- --------------------------------------------------------------------------------

                             TRANS-INDUSTRIES, INC

                              ____________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              ____________________


To the Stockholders of
TRANS-INDUSTRIES, INC.

     Notice is hereby given that the Annual Meeting of Stockholders of Trans-Industries, Inc. will be held at the Northfield Hilton, 5500 Crooks Rd., Troy, Michigan, on May 22, 1996 at 11:00 a.m., for the following purposes:

     1. To elect four directors;

     2. To consider and vote upon a proposal to adopt the Trans-Industries, Inc. 1996 Stock Option Plan;

     3. To ratify the appointment of Grant Thornton LLP as independent auditor for the Company for the fiscal year ending December 31, 1996; and

     4. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 31, 1996 as the record date for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                         By Order of the Board of Directors,



                                         Robert J. Ruben
                                         Secretary



Dated:  Rochester Hills, Michigan
        April 15, 1996








 STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING ARE URGED TO SIGN
    AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE
                               ENCLOSED ENVELOPE.

                             TRANS-INDUSTRIES, INC.
                                2637 ADAMS ROAD
                        ROCHESTER HILLS, MICHIGAN  48309
                                 APRIL 15, 1996

                                PROXY STATEMENT
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 22, 1996

     This Proxy Statement is furnished in connection with the solicitation on behalf of the management of Trans-Industries, Inc. (the "Company"), a Delaware corporation, of proxies for the Annual Meeting of its Stockholders to be held on May 22, 1996 for the purpose of considering and acting upon the matters specified in the notice of Annual Meeting of its Stockholders accompanying this Proxy Statement.
     This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 15, 1996.

                               PROXY SOLICITATION

     All proxies in the enclosed form which are properly executed and returned to the Company will be voted at the Annual Meeting, and any adjournments thereof, in accordance with any directions thereon, or, if no directions are made, will be voted FOR approval of proposals 1,2, and 3 set forth in the notice of Annual meeting. Stockholders who execute proxies may revoke them at any time before they are voted. The enclosed proxy is revocable by a stockholder at any time prior to the exercise thereof by submitting written notice of revocation or subsequently executed proxy to the Secretary of the Company. Signing and mailing the proxy will not affect a stockholder's right to give a later proxy. If a stockholder executing a proxy attends the meeting and votes in person, the proxy will not be used. As of the close of business on March 31, 1996, the record date, the Company had outstanding 3,077,000 shares of Common Stock. Each such share is entitled to one vote with respect to each matter to be voted on at the meeting.
     The only persons known by the Company to own of record or beneficially more than 5% of the outstanding shares of the Company's Common Stock are those listed under the heading "Principal Stockholders" below.

                             PRINCIPAL STOCKHOLDERS

     Set forth below is information respecting persons who, to the knowledge of the Company, owned beneficially more than 5% of the Company's outstanding shares of Common Stock as of February 29, 1996, as well as the amount and percentage of the Company's outstanding shares owned beneficially by all directors and officers of the Company as a group.

       Name and Address                                    Shares of Common Stock    Percentage of Common Stock
      of Beneficial Owner                                   Beneficially Owned      Owned as of February 29, 1996
      -------------------                                  ----------------------   -----------------------------
Dale S. Coenen
  8 Sound Shore Dr.
  Greenwich, CT  06836 ...................................         593,277                        19.3%

Duncan Miller
  8 Sound Shore Dr.
  Greenwich, CT  06836 ...................................         500,938                        16.3%

Ronald C. Lamparter
  575 Robbins Dr.
  Troy, MI  48083 ........................................         200,200                         6.5%

Steven T. Newby
  6116 Executive Ave., Suite 701
  Rockville, MD  20852 ...................................         292,135                         9.5%

Trans-Industries, Inc. Profit Sharing Plan
  2637 Adams Road
  Rochester Hills, MI  48309 .............................         327,208                        10.6%

All directors and officers as a group
  (10 persons) ...........................................       1,295,290                        42.1%

                          I     ELECTION OF DIRECTORS

     At the meeting, four directors are to be elected to hold office until the next annual meeting and until their successors have been elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote for the re-election as directors of the persons named in the table below. In case any such nominee should become unavailable for any reason, which the management has no reason to anticipate, the proxy holders reserve the right to substitute another person of their choice in his place. All nominees named in the table below are now directors of the Company and were elected by the stockholders at the annual meeting in 1995. The information concerning the nominees and their security holdings has been furnished by them to the Company.

                                                                                        Shares of
                                                                                       Common Stock
                                 Principal Occupation and                              Beneficially              Percent
                                  Name of Organization             Director            Owned as of                  of
  Name and Age                    in Which Carried On                Since           February 29, 1996            Class
- --------------                    --------------------             --------          -----------------           -------
Dale S. Coenen (67) ............. Chairman of the Board and           1967                593,277                 19.3%
                                  President of the Company

Duncan Miller (71) .............. Private Investor                    1967                500,938                 16.3%

Gerald J. Murphy (78) ..........  Private Investor                    1971                111,156                  3.6%

Matthew Wirgau (44) ...........   President,                          1992                  1,325                 -----
                                  Johnson Johnson & Roy, Inc.


     Each of the nominees has been engaged in the principal occupation set forth above for more than the past five years, with the exception of Mr. Wirgau. Prior to joining Johnson Johnson & Roy, Inc., Mr. Wirgau was Senior Vice President of The Farbman Group from 1991 to 1994. Mr. Miller is a director of the following public corporation: W.R. Berkley Corp.

     In addition to various informal conferences and meetings, the Board of Directors held four regular meetings during 1995. All directors attended all of such meetings. The directors received the following fees: Dale S. Coenen $25,000, Duncan Miller $25,000, Gerald Murphy $25,000, and Matthew Wirgau $25,000. The Company has an Executive Committee of the Board of Directors, which held four meetings during the 1995 fiscal year. The members of the Executive Committee are Dale S. Coenen and Duncan Miller.

     The Company has an Audit Committee of the Board of Directors, consisting entirely of directors, three of whom are not officers or employees of the Company. Its members are Dale S. Coenen, Duncan Miller, Gerald Murphy and Matthew Wirgau. The Audit Committee held four meetings during the 1995 fiscal year. It reviews the scope and results of the independent accountants' examination and related fees, company management letters, and internal audit activity of the Company and other pertinent auditing and internal control matters. The Company does not have nominating or compensation committees.

     The Board of Directors recommends the election of the nominees listed above. The affirmative vote of a majority of the shares of the Common Stock represented at the meeting is required for election.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation for services in all capacities to the Company and its subsidiaries for the years ended December 31, 1995, 1994 and 1993 of those persons who were, at December 31, 1995, (i) the Chief Executive Officer and (ii) the next four most highly compensated executive officers of the Company and its subsidiaries (the "named officers").

                           SUMMARY COMPENSATION TABLE

                                                                 Annual Compensation
                                                                 -------------------
                                                                    Other Annual          All Other
Name and Principal                         Salary      Bonus        Compensation        Compensation
   Position                    Year        ($)(3)    ($)(1)(3)        ($)(3)             ($)(2)(3)
- -----------------------        ----       -------   -----------     ------------        ------------
Dale S. Coenen                1995       $251,511     $     -0-          $25,000          $  -0-
Chairman of the Board         1994        241,813           -0-           25,000             -0-
 and President of             1993        230,125        10,000           25,000             -0-
 Trans-Industries, Inc.

Jessie D. Swinea, Jr.         1995        117,543           -0-              -0-              600
President of                  1994        113,593           -0-              -0-              600
 Vultron, Inc.                1993        106,490         5,000              -0-              600

O.K. Dealey, Jr.              1995        106,889           -0-              -0-            1,603
President of                  1994        101,968           -0-              -0-            1,530
 Transmatic, Inc.             1993        100,322           -0-              -0-            1,505

Kenneth Cook                  1995         98,506           -0-              -0-            1,478
Vice President of             1994         95,658           -0-              -0-            1,435
 Vultron, Inc.                1993         93,755         3,000              -0-            1,406

Delmer G. Fields              1995         82,618        31,590              -0-              450
President of                  1994         79,693           -0-              -0-              450
 Transign, Inc.               1993         78,826         7,550              -0-            1,182


(1) The bonuses reported in the table are indicated for the year paid, not necessarily the year earned.
(2)"All Other Compensation" consists of discretionary contributions to the Company's Defined Contribution Plan and Company matching contributions to the 401(k) Plan.
(3)The incremental cost to the Company and its subsidiaries of providing incidental personal benefits to executive officers of the Company did not, for the 1995 fiscal year, exceed 10% of the total of annual salary and bonus for any individual named in the Summary Compensation Table.

     The Company does not know of any transactions in which the amount involved exceeds $60,000 and in which any director, officer, or any security holder who is known to the Company to own of record or beneficially more than five percent of the Company's voting securities, or any immediate family member of any such persons was involved.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company does not have a Compensation Committee. Recommendations as to compensation are made by the Executive Committee of the Board of Directors consisting of Mr. Dale Coenen and Mr. Duncan Miller. Decisions as to compensation are made by the whole Board, except that Mr. Coenen does not participate in any recommendations or decisions concerning his own compensation. No member of the Board, other than Mr. Coenen, is an officer or employee of the Company or any of its subsidiaries.





            FACTORS CONSIDERED IN DETERMINING EXECUTIVE COMPENSATION

     Compensation levels of all salary positions are reviewed periodically by outside consultants and compared with positions of similar scope and responsibility with those among a peer group of companies. In determining compensation payable to the CEO, the Board (exclusive of Mr. Coenen), took into account such compensation levels and the operating position of the Company. With respect to the other "named officers", the Board considered the performance of the respective subsidiary in which the executive served (including sales, earnings, and return on assets), levels of compensation paid to comparable executives, responsibilities involved, and the need for adequate incentives to improve future performance.



                              PROFIT SHARING PLAN

     A Defined Contribution Plan was adopted by the Company in 1977, and is nondiscriminatory, portable, clifftype vesting, and completely Company financed for all full time employees of Trans-Industries, Inc. and its subsidiaries with one year or more of service. Contributions are established annually by action of the Board of Directors based on profits, cash flow, and other pertinent factors. For 1995, there was a $200,000 contribution made to the Plan. Distribution of accounts is made upon termination of employment. Due to the variable circumstances surrounding the Company's decision to contribute to the Plan in any given year, the Company has determined that it is not feasible to project estimated annual benefits payable upon retirement at normal retirement age for each of the "named officers."

     Incorporated into the Defined Contribution Plan is a 401(k) feature, whereby the Company matches the employee's deferrals at a rate of 25 percent. The Company's contributions to the 401(k) plan amounted to $27,000 for 1995.

     The Company currently has no stock option plans, grants of stock appreciation rights, or long term incentive plan awards, but a proposal to adopt a stock option plan will be voted on at the meeting.

                   SHAREOWNER RETURN PERFORMANCE PRESENTATION

     The graph below compares the cumulative total stockholder return on the Company's Common Stock to the cumulative total return of a broad index of the NASDAQ Market and an index of non-financial stocks for the period December 31, 1990 through December 31, 1995.




                       FIVE YEAR CUMULATIVE TOTAL RETURN
          TRANS-INDUSTRIES,  INC., NASDAQ MARKET INDEX (US COMPANIES)
                     AND NASDAQ NON-FINANCIAL STOCKS INDEX





                                   [GRAPH]


Ending 12/31            1990  1991  1992  1993  1994  1995
- ----------------------------------------------------------
NASDAQ Index            100   161   187   214   210   297
Non-Financial Index     100   161   176   203   195   268
Trans-Industries, Inc.  100   115   108    77    77   185

     ASSUMES $100 INVESTED ON DECEMBER 31, 1990.
     TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

              II     PROPOSAL TO ADOPT THE TRANS-INDUSTRIES, INC.
                             1996 STOCK OPTION PLAN

INTRODUCTION

The Board of Directors has adopted the 1996 Trans-Industries Stock Option Plan (the "Plan") for officers, directors and key employees of the Company and its subsidiaries, subject to approval of the Plan by the stockholders of the Company. The Plan, the text of which is included as Exhibit A to this Proxy Statement, will become effective only upon such approval.

PURPOSE OF THE PLAN

The purpose of the Plan is to attract and retain the best available personnel for positions of responsibility and to provide additional incentives to certain individuals including directors, officers and key employees of the Company and its subsidiaries in order to stimulate their efforts on behalf of the Company and promote its future success. The Board of Directors believes that stock options and other stock-based awards will encourage such individuals to acquire a proprietary interest in the Company and more closely identify their interests with those of the stockholders.

No options will be granted under the Plan unless and until it is approved by the stockholders. If approved, it is the intention of the Company to file a registration statement on Form S-8 covering the shares issuable under the Plan. When such registration becomes effective, all such shares will be, upon issuance, eligible for resale on the public market.

It is anticipated that approximately 20 selected key employees of the Company and its subsidiaries will be eligible to participate in the Plan.


DESCRIPTION OF THE PLAN

The following description of the Plan is a summary, and is qualified in its entirety by the full text of the Plan which is included as Exhibit A to this Proxy Statement.

ADMINISTRATION OF THE PLAN

The Plan will be administered by an option committee (the "Committee") appointed by the Board of Directors, consisting of at least two outside directors who are ineligible to participate in the Plan. The Committee will have authority, subject to Board resolutions and the provisions of the Plan, to determine the persons to whom awards will be granted, the number, type and terms of the awards, including vesting, and to interpret the Plan.


STOCK OPTIONS

The Plan permits the granting of (i) options which qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) options which do not so qualify ("Non-Qualified Stock Options"); and (iii) stock appreciation rights ("SARs").

The total number of shares of Common Stock with respect to which awards may be granted under the Plan is 200,000 shares, subject to adjustment for stock dividends, stock splits, mergers, recapitalizations and similar events.

The option exercise price of each option and the base for calculation of appreciation of each SAR will be not less than the fair market value of the Common Stock at the time of the grant.

The closing price of the Company's Common Stock on March 22, 1996 as reported by NASDAQ was $4.50 per share.

Upon exercise, the option purchase price may be paid in cash or in shares of Common Stock already owned by the optionee.

The term of each option will be fixed by the Committee and may not exceed ten
(10) years from the date of grant in the case of an Incentive Stock Option. The Committee may make options exercisable in installments and may accelerate exercisability. Except as specifically provided in the Plan or by the Committee, options will be exercisable only while the optionee is an employee or director of the company or a subsidiary. However, an option may be exercisable within three months after termination of service by reason of retirement with the consent of the Board, or within one year after termination by disability or death.

Certain additional requirements apply to Incentive Stock Options, including a $100,000 per year limitation on the fair market value of shares subject to such options which first become exercisable by an optionee in any one year, and, in the case of a more than 10% stockholder, a maximum five (5) year term and an exercise price of at least 110% of fair market value.


STOCK APPRECIATION RIGHTS

The Committee may also grant an option together with an SAR, in which case, the optionee may either exercise the option and receive Common Stock or surrender the option and receive in cash the difference between the exercise price of the option and the fair market value of the underlying stock at the time the SAR is exercised. The Committee may also award an SAR not accompanied by an option, in which case the recipient shall only be entitled to such difference.


AMENDMENTS AND TERMINATION

The Board of Directors may at any time amend or terminate the Plan. However, the Board may not, with respect to Incentive Stock Options, without approval by the holders of a majority of the voting securities of the Company, present or represented and entitled to vote at a meeting, increase the maximum number of shares subject to options under the Plan or make certain other changes. No such action may be taken without the consent of an optionee if it adversely affects the rights of such individual under such option.


FEDERAL TAX ASPECTS OF THE PLAN

Summarized below are the principle Federal income tax consequences of transactions under the Plan. This summary does not include all federal tax consequences, nor does it cover state or local tax matters.


INCENTIVE STOCK OPTIONS

There are no tax consequences to an optionee when an Incentive Stock Option is granted or exercised. If the employee does not dispose of the stock within two years from the date of grant or within one year after the date of exercise, then (i) any amount realized in excess of the exercise price will be taxed as long-term capital gain and any loss will be a long-term capital loss; and (ii) the company will receive no deduction. The exercise of an Incentive Stock Option will produce an item of tax preference and may result in alternative minimum tax liability for the optionee.

If the optionee disposes of stock acquired upon exercise of the option prior to the expiration of the two year and one year periods referred to above, the optionee will realize ordinary income in an amount equal to the excess (if any) of the fair market value of the stock at the date of exercise (or, if less, the net proceeds of sale) over the option price, and the company will be entitled to an equivalent deduction. Special rules govern where all or part of the exercise price is paid by tendering common stock.

If an Incentive Stock Option is exercised when it no longer qualifies for the above tax treatment it is treated as a Non-Qualified Stock Option.


NON-QUALIFIED STOCK OPTION

In the case of a Non-Qualified Stock Option, no income is realized by the optionee when the option is granted. Upon exercise, the optionee realizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price, and the Company receives an equivalent tax deduction. When the optionee disposes of the shares acquired upon exercise, any gain or loss after the date of exercise is treated either as long-term or short-term capital gain or loss depending on the length of time the shares have been held.


STOCK APPRECIATION RIGHTS

The recipient of an SAR will be taxed at ordinary income rates on the amount received upon exercise, and the Company will generally be entitled to a deduction in an equivalent amount.


REQUIRED VOTE

The affirmative votes of the holders of a majority of the Common Stock present or represented and entitled to vote at the meeting is required for approval and effectiveness of the Plan. The Board of Directors recommends a vote For the proposal.

                     III     INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton LLP, Southfield, Michigan acted as the Company's independent certified public accountants for the years 1995 and 1994. Prior thereto, KPMG Peat Marwick, LLP, Detroit, Michigan, acted as the Company's independent public accountants. As stated in the notice of the meeting, it will be proposed that the stockholders ratify the appointment of Grant Thornton LLP as auditor for the Company for the fiscal year ending December 31, 1996.
A representative of Grant Thornton LLP is expected to be present at the meeting and will have an opportunity to make a statement if he so desires. He will also be available to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

     Any proposals by stockholders of the Company intended to be included in the Company's proxy statement and form of proxy relating to the Company's next annual meeting of stockholders must be in writing and received by the Company at its office at 2637 Adams Rd., Rochester Hills, Michigan 48309 no later than December 22, 1996.


                                    GENERAL

     The management does not know of any matters other than the foregoing which will be presented for consideration at the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment.
     The entire cost of soliciting management proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services.
     The Company will provide any stockholder of record at the close of business on March 31, 1996, without charge, upon written request to its Secretary at 2637 Adams Rd., Rochester Hills, Michigan 48309, a copy of the Company's Annual Report and Form 10-K for the fiscal year ended December 31, 1995.
     In order to assure a quorum, whether or not you plan to attend the meeting, you are urged to forward your proxy without delay. If you do attend the meeting and vote, your proxy will not be used. A prompt response will aid management in preparing for the Annual Meeting and, accordingly, will be greatly appreciated.

                                      By Order of the Board of Directors,



                                      Robert J. Ruben
                                      Secretary



April 15, 1996

                                   EXHIBIT A

                             TRANS-INDUSTRIES, INC.

                             1996 STOCK OPTION PLAN


     1.  Purpose of the  Plan.   This stock option plan (the "Plan") provides
for the grant of stock options by Trans-Industries, Inc., a Delaware corporation (the "Company"). The purpose of the Plan is to attract and retain the best available personnel for positions of responsibility and to provide additional incentives to certain individuals, including directors, officers, and key employees of the Company, and any Parent or Subsidiary (as defined in paragraph 4 hereof) of the Company ("Eligible Individuals"), in order to stimulate their efforts in behalf of the Company and promote its success.

     So that the maximum incentive may be provided to particular Eligible Individuals participating in the Plan, the Plan provides for the granting of Incentive Stock Options ("Incentive Stock Options") within the meaning of
Section 422A (b) of the Internal Revenue Code of 1986, as amended, and any successor Code (the "Code"); for the granting of non-qualified stock options ("Non-Qualified Stock Options"), which are options that do not qualify as Incentive Stock Options; and for the granting of stock appreciation rights ("SARs").

     2. Stock Subject to the Plan. There will be reserved for issuance upon the exercise of options and SARs to be granted under the Plan an aggregate of 200,000 shares of the Company's common stock, par value $.10 per share (the "Common Stock"), subject to adjustment pursuant to paragraph 12 hereof. Such shares may be, in whole or in part, authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of the Plan.

     3.  Administration of the Plan.
     A. The Plan shall be administered by an option committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") and consisting of at least two members of the Board, each of whom shall be (and, within the 12-month period immediately preceding his appointment as a member of the Committee shall have been) ineligible to participate in the Plan and otherwise qualifies as a "disinterested person" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Act").

     B. Subject to the express provisions of the Plan, or to resolutions adopted by the Board, the Committee shall have full and final authority, in its discretion, to determine (and, subject to paragraph 13 hereof, to alter) the terms of all options and SAR's granted under the Plan (which need not be identical), including, without limitation, (a) the purchase price of the shares covered by each option, (b) the individuals to whom, and the time or times at which, options shall be granted, (c) the number of shares to be subject to each option, (d) whether an option shall be an Incentive Stock Option or a Non-Qualified Stock Option, (e) when an option can be exercised and whether in whole or in installments, (f) whether the exercisability of the options is subject to a risk of forfeiture or other condition, (g) whether the stock issued upon exercise of an option is subject to repurchase by the Company, and
(h) whether an SAR will be granted together with an option or independently. The Committee may at any time accelerate the exercisability of all or any portion of any option or SAR, and may determine a vesting schedule. With respect to each Non-Qualified Stock Option, the Committee shall determine terms that shall prevent such option from being an Incentive Stock Option. In making such determinations, the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company's success and such other factors as the Committee in its sole discretion shall deem relevant.

     C. Subject to the express provisions of the Plan, and to resolutions adopted by the Board, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan, and shall have and may exercise such other powers and authority as may be delegated to it by the Board from time to time.

     D. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. The Committee shall select one of its members as chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of the entire Committee shall constitute a quorum, and the action of a majority of the Committee members present at any meeting at which a quorum is present shall be the action of the Committee. Any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

     4. Eligibility. Options may be granted only to Eligible Individuals. A director of the Company or of any parent, as defined in section 425(e) of the Code, of the Company ("Parent"), or subsidiary , as defined in section 425(f) of the Code, of the Company ("Subsidiary") who is not also an employee of the Company or any Parent or Subsidiary will not be an Eligible Individual for purposes of any Incentive Stock Option under the Plan. No Incentive Stock Option shall be granted to any person who, at the time the option is granted, owns (or is considered as owning within the meaning of section 425(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary, unless at the time the option is granted the option price is at least 110% of the fair market value of the Common Stock subject to the option and the option by its terms is not exercisable after the expiration of five years from the date it is granted. Options may be granted to Eligible Individuals who hold or have held options under previous plans. An Eligible Individual who has been granted an option may be granted further options.

     5.  Option Price.
     A. The purchase price of the Common Stock under each option shall not be less than the Fair Market Value thereof (as hereinafter defined), on the date of grant of the option.

     B. "Fair Market Value" on any given day shall mean the closing price per share of the Common Stock on such date as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by NASDAQ, or if the Common Stock is not quoted on NASDAQ or is not traded, the fair market value of the Common Stock as determined by the Committee.

     C. No option may be granted at a price per share which is less than the par value of the Common Stock.

     6.  Term of Options.   The term of  each option shall be for such period
as the Committee shall determine, but not more than 10 years from the date of grant in the case of each Incentive Stock Option, not more than 122 months from the date of grant in the case of each Non-Qualified Stock Option, not more than 5 years from the date of grant of a Separate SAR (hereinafter defined), or such shorter period as is prescribed in paragraphs 4 and 9 hereof.

     7.  Exercise of Options.
     A. Options granted hereunder shall be exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any option.

     B. To the extent required for "incentive stock option" treatment under Code Section 422, the aggregate Fair Market Value (determined at the time of grant) of the stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

     C. The Committee shall be authorized to establish the procedure for the exercise of an option, provided that the Company shall not be required to deliver certificates for shares with respect to which an option is exercised until the purchase price of such shares shall have been paid in full. Payment for all shares purchased by the exercise of an option shall be made in cash or in whole shares of Common Stock already owned by the holder of the option or, if approved by the Committee, partly in cash and partly in such Common Stock.

     D. An option shall be exercised by written notice to the Company. Such notice shall state that the holder of the option elects to exercise that option, the number of shares in respect of which it is being exercised and the manner of payment for such shares. Cash payments shall be made by certified or bank cashier's check or by the wire transfer of immediately available funds, in each case payable to the order of the Company. Common Stock payments shall be made by delivery of stock certificates in negotiable form. The value of such Common Stock payments shall not be less than the Fair Market Value of the Common Stock on the date of exercise. Except as provided in paragraph 9 hereof, no option held by a director of the Company may be exercised unless the holder thereof is then a director of the Company, and no option held by an employee may be exercised unless the holder thereof is then an employee of the Company or of any Parent or Subsidiary of the Company. The holder of an option shall have none of the rights of a stockholder with respect to the shares subject to the option until such shares shall be transferred to the holder upon the exercise of the option.

     8. Holding Period of Shares Acquired Under Incentive Stock Options. In order for an option to be treated as an Incentive Stock Option under the Code, the Common Stock acquired upon exercise of such option must not be disposed of until a date which is at least two years after the date such option was granted and one year after the date such Common Stock was acquired by such holder. Without written notice, delivered by hand or mailed by prepaid registered or certified mail, addressed to the Secretary of the Committee at the Company's principal office, no holder may dispose of Common Stock acquired pursuant to the exercise of an Incentive Stock Option within the two or one year period discussed above.

     9. Termination of Service. Except as specifically provided below or specifically provided by the Committee, an option held by a director shall be exercisable only if the holder has maintained continuous status as a director and an option held by an employee shall be exercisable only if the holder has maintained continuous status as an employee since the date of grant of such option, and no option shall be exercisable after termination of a holder's membership on the Board or employment with the Company or a Parent or Subsidiary unless such termination occurs by reason of retirement with the consent of the Board, or death or disability (as defined in section 22(e) (3) of the Code). Unless otherwise specifically provided by the Committee, in the event of termination of service by retirement with the consent of the

Board, or disability, the options held by such individual which were otherwise exercisable on the date of such holder's termination shall expire unless exercised by such individual within a period of three months after the date of termination by retirement, or one year after the date of termination by disability. In the case of the death of a holder while employed by the Company or within three months of termination of service by retirement, such holder's options may be exercised by the holder's heirs, legatees or personal representatives within a period of one year after the date of termination. In the event of the death of a holder of an option within one year after the termination of such holder's employment due to such holder's disability, such option may be exercised, to the same extent and during the same period such option would otherwise have been exercisable by such holder at the time of such holder's death, by such holder's heirs, legatees or personal representatives. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company or of a Parent or Subsidiary. In the case of an approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Company, provide in a specific case for continuation to be on such terms and conditions as the Committee determines to be appropriate. In no event, however, shall any Incentive Stock Option be exercisable after 10 years from the date it was granted, nor shall any Non-Qualified Option be exercisable after 122 months from the date it was granted. Nothing in the Plan or in any option granted pursuant to the Plan shall (a) confer or be deemed to confer on any individual any right to continue on the Board or in the employ of the Company or any Parent or Subsidiary; or (b) interfere in any way with the right of the Company or any Parent or Subsidiary to terminate an individual's membership on the Board or employment at any time, notwithstanding the possibility that the number of shares purchasable by a director or an employee under his or her option may thereby be reduced or eliminated. For purposes of the Plan and the options granted thereunder, the Committee's determination that an individual's membership on the Board or employment has terminated and the date thereof shall be final and conclusive on all persons affected thereby.

     10.  Stock Appreciation Rights.
     A. The Committee in its sole discretion may grant an option together with an SAR ("Tandem SAR"), or may grant an SAR which is not in combination with an option ("Separate SAR"). In the case of a grant of a Tandem SAR, the recipient may either ( i ) exercise the option and receive Common Stock or ( ii ) surrender the option and receive in cash or other property, in the sole discretion of the Committee, the difference between the exercise price of the underlying option and the Fair Market Value of the Common Stock subject to the underlying option at the time the SAR is exercised.

     B. Each Tandem SAR shall be exercisable only at the same time and to the same extent, in the same manner and by the same person, that the related option is exercisable, and in no event after the termination or exercise of the related option. Upon the exercise of a Tandem SAR, the underlying option shall terminate to the extent of the shares with respect to which the Tandem SAR is exercised, and such shares shall again be available for issuance pursuant to the Plan.

     C. Where Separate SAR's are granted, the recipient shall not be issued any shares of Common Stock, but shall be entitled, upon exercise of each such SAR, to receive in cash or other property in the sole discretion of the Committee, the difference between the Fair Market Value of a share of Common Stock on the date of grant of such SAR and the Fair Market Value of a share of Common Stock on the date of exercise of such SAR. The conditions and restrictions applicable to the grant, vesting, or exercise of a Separate SAR shall be determined by the Committee in its sole discretion. All Separate SAR's shall be subject to the provisions of this Plan, including but not limited to those relating to administration, eligibility, price, exercise, transferability, termination of service, and adjustment.

     11. Nonassignability. Options shall not be transferable other than by will or by the laws of descent and distribution, and during a holder's lifetime shall be exercisable only by such holder.

     12.  Adjustments Upon Changes in Capitalization.
     A. If the Company's outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, stock split-up, combination, or exchange of shares or the like, or the Company declares and pays a stock dividend, an appropriate adjustment shall be made by the Board upon recommendation of the Committee in the aggregate number of shares available under the Plan and in the number of shares and price per share subject to outstanding options or Separate SAR's.

     B. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the holder of an option or the recipient of an SAR shall, after the occurrence of such a corporate event, be entitled to receive upon the exercise of such holder's option or SAR the same number and kind of shares of stock or the same amount of property, cash, or securities as such holder would have been entitled to receive upon the happening of any such corporate event as if such holder had exercised such option or Separate SAR and had been, immediately prior to such event, the holder of the number of shares covered by such option or underlying such SAR. All adjustments made pursuant to this paragraph to the terms or conditions of an Incentive Stock Option shall be subject to the requirements of section 425 of the Code.

     Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of any option or SAR granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares.

     13. Amendment, Modification and Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted after, 10 years after the date of approval of the Plan by the Company's stockholders. The Board may at any time prior to such date terminate the Plan, and the Board may at any time also modify or amend the Plan in such respects as it shall deem advisable; provided, however, that the Board may not, with respect to Incentive Stock Options, without approval of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote at a meeting (i) increase (except as provided in paragraph 12 hereof) the maximum number of shares as to which options may be granted under the Plan, (ii) change the class of employees eligible to receive options, (iii) change the manner of determining the minimum option prices other than to change the manner of determining the Fair Market Value of the Common Stock as set forth in paragraph 5 hereof, or (iv) extend the period during which the options may be granted or exercised. No termination, modification or amendment of the Plan may, without the consent of the individual to whom any option shall theretofore have been granted, adversely affect the rights of such individual under such option. Any option outstanding at the time of the termination of the Plan shall remain outstanding until it is either exercised in full, expires by lapse of time, or terminates pursuant to paragraph 9 hereof.

     14. Time of Granting Options. The date of grant of an option under the Plan, shall, for all purposes, be the date specified in such grant, no such date being prior to the approval of the Plan by the stockholders of the Company. Notice shall be given to each individual to whom an option has been granted within a reasonable time after the date of such grant.

     15. Government and Other Regulations. The obligation of the Company to sell and deliver shares under options granted under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1993, and
(ii) the requirements
of any stock exchange upon which the Common Stock may then be listed. At the time of the grant or exercise of any option, the Company may, if it is deemed necessary or desirable for any reason connected with any law or regulation of any governmental authority relating to the regulation of securities, require the holder to make such representations regarding acquisition of the Common Stock or agree to comply with such restrictions on the transfer of the Common Stock as the Committee may specify. In the event such representations are required, no shares shall be issued to such individuals unless and until the Company is satisfied with any such representation. No holder of an option or SAR, or such holder's personal representative, legatee, or heir shall be or be deemed to be a holder of any shares subject to such option or SAR unless and until a certificate or certificates therefor is issued in his or her name.

     16. Withholding. The Company's obligation to deliver shares of Common Stock upon the exercise of any option shall be subject to applicable federal, state and local tax withholding requirements.

     17. Separability. If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 under the Act (as the same shall be amended from time to time) and/or section 422A of the Code (as the same shall be amended from time to time), then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 and/or section 422A of the Code.

     If this Plan does not contain any provision required to be included herein under section 422A of the Code (as the same shall be amended from time to time), such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

     18.   Nonexclusivity of the Plan.   Neither the adoption of the Plan by
the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     19. Finality of Determinations. Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Board or by the Committee shall be final, binding and conclusive for all purposes upon all persons, including without limitation, the Company, the stockholders, the Committee and each of the members thereof, the directors, officers and employees of the Company, and the holders and their respective successors in interests.

     20.   Effectiveness of the Plan.   The Plan shall become effective upon
the date of its approval by the stockholders of the Company.

                             TRANS-INDUSTRIES, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 22, 1996
                      SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints each of Dale S. Coenen and Kai Kosanke as Proxies, each with full power of substitution, to represent the undersigned and to vote, as designated below, all the shares of Common Stock of TRANS-INDUSTRIES, INC., held of record by the undersigned on March 31, 1996, at the Annual Meeting of Stockholders to be held at the Northfield Hilton, 5500 Crooks Rd., Troy, Michigan on May 22, 1996, or any adjournment thereof. The Board of Directors recommends a vote FOR proposals 1, 2 and 3:
1.  Election of four directors to hold office for a term of one year.

     / / FOR all nominees listed below                / /  WITHHOLD AUTHORITY
         (except as marked to the contrary below)          to vote for all nominees listed below

    Dale S. Coenen, Duncan Miller, Gerald J. Murphy, and Matthew M. Wirgau.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
________________________________________________________________________________
2.  Proposal to adopt the Trans-Industries, Inc. 1996 Stock Option Plan:
                 / / FOR     / / AGAINST      / / ABSTAIN

                    (continued and to be signed on reverse)

3. Proposal to ratify selection of Grant Thornton LLP as independent auditor for the Company.
                 / / FOR     / / AGAINST       / / ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.


                                                                             Date                       , 1996
- -------------------------------------  ------------------------------------       ----------------------
Signature of Stockholder               Signature of Stockholder

Please sign your name exactly as it appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.